Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Omnibus Incentive Plan of Babcock & Brown Air Limited of our reports dated March 8, 2010, with respect to the consolidated financial statements and schedules of Babcock & Brown Air Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2009 and the effectiveness of internal control over financial reporting of Babcock & Brown Air Limited filed with the Securities and Exchange Commission.
San Francisco, California
May 7, 2010